Exhibit 99.1

             SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES PRELIMINARY
                     SECOND QUARTER REVENUES OF $8.5 MILLION

    SANTA BARBARA, Calif., July 7 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced its preliminary revenue for the second quarter of 2005, which ended July 2.

    STI expects net revenues for the second quarter to be approximately $8.5 million, compared to $4.4 million in the first quarter of 2005 and $6.3 million in the second quarter of 2004. Net commercial product revenues for the second quarter of 2005 are estimated to be approximately $7.6 million, a 100 percent increase as compared to $3.8 million in the first quarter of 2005 and a 65 percent increase as compared to $4.6 million in the second quarter of 2004.

    "I am very encouraged by the significant sequential increase in revenue over the first quarter. STI is continuing to gain market acceptance for our solutions, especially in the next generation network deployments," stated Jeff Quiram, president and chief executive officer of Superconductor Technologies Inc. "We have strengthened our sales team to better position STI as an exceptional business partner. We are proud of our progress selling additional solutions to our existing customers and diversifying our customer base. The cumulative effect of these measures is expected to have a continuing positive impact on our business for the second half of 2005 and into 2006."

    STI expects to announce final second quarter results in early August, at which time the company will hold a conference call with investors.

    About Superconductor Technologies Inc. (STI)

    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

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    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 with the SEC. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K. The Form 10-K is available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

     Contact

     For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
    -0-                             07/07/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /